EXHIBIT 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Medical International Technology, Inc. for the year ending September 30, 2012, I, Karim Menassa, Principal Executive Officer and Principal Financial Officer of Medical International Technology, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report on Form 10-K for the year ending September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such annual report of Form 10-K for the year ending September 30, 2012, fairly represents in all material respects, the financial condition and results of operations of Medical International Techonology, Inc.

Date: December 28, 2012

MEDICAL INTERNATIONAL TECHOLOGY, INC.

/s/ Karim Menassa
Karim Menassa President and Chief Executive Officer, Chief Financial Officer, interim Secretary (Principal Executive and Principal Financial Officer)